Exhibit 99.2
Exhibit 99.2 1Q10 SUPPLEMENTAL INFORMATION

CORPORATE Corporate Profile 2 Analyst Coverage 4 Investor Relations Contacts 4 Forward-Looking Statements and Risk Factors 5 33 Additional Information 5 FINANCIAL Consolidated Balance Sheets (Unaudited) 6 Consolidated Statements of Income (Unaudited) 7 Funds from Operations Reconciliation 8 Funds Available for Distribution Reconciliation 9 Adjusted EBITDA Reconciliation 10 Net Operating Income Reconciliation 11 Outlook Reconciliation 12 Normalizing Items 13 Revenue and Lease Maturity 13 Debt Maturities and Principal Payments 14 Fixed and Floating Rate Debt 14 Current Capitalization 15 INVESTMENT Gross Investment Activity — Quarter 16 Gross Investment Activity — Year 17 Investment Timing 18 Disposition Activity 18 Discontinued Operations 18 PORTFOLIO Portfolio Composition 19 Investment Metrics 19 Portfolio Concentration 20 Top Ten Customer Descriptions 21 MSA and Region Concentration 22 Portfolio Performance 23 Entrance Fee Portfolio 23 Same Store Revenue Growth 23 Portfolio Performance — Senior Housing 25 Portfolio Performance — Skilled Nursing 26 Portfolio Performance — Hospitals 27 Portfolio Composition — Medical Office Buildings 28 Portfolio Performance — Medical Office Buildings 28 Portfolio Concentration — Medical Office Buildings 29 Portfolio Composition — Life Science Buildings 30 Development Activity 31 Development Funding Projections 31 Development Project Conversion Estimates 31 Unstabilized Properties 32 Portfolio Trends 33 GLOSSARY Glossary 34 Supplemental Reporting Measures 37

CORPORATE

HEALTH CARE REIT, INC., founded in 1970, is a leading investor in senior living and health care real estate. The company, with an enterprise value of $8.9 billion, has a portfolio that spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life sciences facilities. The company adds value to its clients by providing comprehensive services including planning, developing, managing, repositioning, and monetizing real estate assets.

Data as of:	March 31, 2010				
NYSE Symbol:	HCN	Enterprise Value (1):	$8.9 billion	Investment Concentration*	
Closing Price:	$45.23	Gross Real Estate Assets (1):	$7.4 billion	Top 5 Customers (1)	25%
52 Week Hi/Lo:	$46.79/$29.62	Debt to Market Capitalization:	32%	Top 5 States (1)	48%
Dividend/Yield:	$2.72/6.01%	Debt to Book Capitalization:	43%	* % of total investments	
Shares Outstanding:	124.0 million	Senior Debt Ratings:	Baa2/BBB-/BBB		

DEVELOPMENT FUNDING
$ millions


$308
$621
$555
$236
$39
2007
2008
2009
2010E (2)
Future (2)

GROSS REAL ESTATE ASSETS (1)
$ millions


$3,131
$4,477
$5,498
$6,462
$6,764
$7,664
2005
2006
2007
2008
2009
2010E (3)

Notes:
(1) Includes joint venture investments.
(2) Represents projected future funding for projects underway as of March 31, 2010.
(3) Based on mid-point of HCN 2010 net investment guidance of $700 million to $1.1 billion.

2

CORPORATE SECURE DIVIDEND Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 156 consecutive quarterly dividends during its 40-year history and remains focused on delivering attractive stockholder returns. GROWTH SINCE INCEPTION* SOLID DIVIDEND PAYMENT RECORD* $3,500,000 $3,000,000 $3.00 $2,500,000 $2.50 $2,000,000 $2.00 $1,500,000 $1.50 $1,000,000 $1.00 $500,000 $0.50 $0 $0.00 71 75 79 83 87 91 95 99 03 07 71 74 77 80 83 86 89 92 95 98 01 04 07 10 *value of $10,000 investment made 6/30/1971, *adjusted for stock splits assuming reinvestment of dividends TOTAL RETURNS* 1 year 58.3% 3 years 7.5% 5 years 14.2% 10 years 21.3% 20 years 15.5% Since inception 16.0% *assumes reinvestment of dividends RELATIONSHIP FOCUSED, LONG-TERM STRATEGY Health Care REIT’s investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. Throughout the company’s 40-year history, it has been a long-term capital provider and partner adding value to its clients through comprehensive planning, development and property management services. The relationship with Health Care REIT enables our tenants to grow profitably, while concentrating on what they do best — providing quality care to patients and residents. SPEED AND CERTAINTY OF EXECUTION Health Care REIT’s experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $4.3 billion in capital in the last five years, including $998 million in 2009 and $359 million during the three months ended March 31, 2010. The company’s $1.15 billion line of credit ensures new investments will be funded on time. 3

CORPORATE

ANALYST COVERAGE

Robert W. Baird & Co.
Bank of America Merrill Lynch
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
Goldman Sachs & Co.
Green Street Advisors, Inc.
J.J.B. Hilliard, W.L. Lyons, LLC
Jefferies & Company, Inc.
J.P. Morgan Securities Inc.
KeyBanc Capital Markets Inc.
Morgan Keegan & Co., Inc.
Raymond James & Associates, Inc.
Stifel Nicolaus & Company, Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

INVESTOR RELATIONS

ANALYST / INVESTOR CONTACT
Scott A. Estes
EVP & CFO
sestes@hcreit.com

Michael A. Crabtree
SVP & Treasurer
mcrabtree@hcreit.com

GENERAL INQUIRIES
Erin C. Ibele
SVP-Administration & Corporate Secretary
info@hcreit.com



George L. Chapman
Chairman, CEO & President

Mr. Chapman is currently Chairman, Chief Executive Officer and President of the company. He has served as Chairman and Chief Executive Officer since October 1996, and previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company.



Jeffrey H. Miller
EVP-Operations & General Counsel

Mr. Miller is currently Executive Vice President-Operations and General Counsel, He served as Executive Vice President and General Counsel from March 2006 to January 2009 and Vice President and General Counsel of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP.



Scott A. Estes
EVP & CFO

Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.

4

Forward-Looking Statements and Risk Factors CORPORATE This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, senior housing and life sciences industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations 4 affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life sciences tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements. Additional Information The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the company’s earnings press release dated May 3, 2010 and other information filed with, or furnished to, the Securities and Exchange Commission (“SEC”). The Supplemental Reporti ng Measures and reconciliation of Non-GAAP measures are an integral part of the information presented herein. On the company’s website at http://www.hcreit.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. 4 5

FINANCIAL Consolidated Balance Sheets (unaudited) (dollars in thousands) March 31, 2010 2009 Assets Real estate investments: Real property owned Land and land improvements $551,594 $504,145 Buildings and improvements 5,512,467 4,652,920 Acquired lease intangibles 147,957 133,457 Real property held for sale, net of accumulated depreciation 27,607 35,520 Construction in progress 374,849 763,982 Gross real property owned 6,614,474 6,090,024 Less accumulated depreciation and amortization (718,671) (627,898) Net real property owned 5,895,803 5,462,126 Real estate loans receivable (1) 444,457 480,719 Less allowance for losses on loans receivable (5,025) (7,640) Net real estate loans receivable 439,432 473,079 Net real estate investments 6,335,235 5,935,205 Other assets: Equity investments 166,654 836 Deferred loan expenses 25,405 25,097 Cash and cash equivalents 36,558 19,180 Restricted cash 17,692 16,358 Receivables and other assets (2) 192,834 168,318 Total other assets 439,143 229,789 Total assets $6,774,378 $6,164,994 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $425,000 $335,000 Senior unsecured notes 1,677,518 1,810,537 Secured debt 725,969 444,336 Accrued expenses and other liabilities 185,975 124,514 Total liabilities 3,014,462 2,714,387 Equity: Preferred stock 287,974 288,728 Common stock 123,979 110,945 Capital in excess of par value 3,916,837 3,428,472 Treasury stock (11,303) (7,577) Cumulative net income 1,578,990 1,421,043 Cumulative dividends (2,147,690) (1,805,329) Accumulated other comprehensive income (4,092) (1,348) Other equity 5,539 5,187 Total Health Care REIT, Inc. stockholders’ equity 3,750,234 3,440,121 Noncontrolling interests 9,682 10,486 Total equity 3,759,916 3,450,607 Total liabilities and equity $6,774,378 $6,164,994 Notes: (1) Includes non-accrual loan balances of $78,104,000 and $72,721,000 at March 31, 2010 and 2009, respectively. (2) Includes net straight-line receivable balances of $82,056,000 and $64,016,000 at March 31, 2010 and 2009, respectively. 6

FINANCIAL Consolidated Statements of Income (unaudited) (amounts in thousands except per share data) Three Months Ended March 31, 2010 2009 Revenues: Rental income $142,715 $127,409 Interest income 9,048 9,953 Other income 996 1,484 Total revenues 152,759 138,846 Expenses: Interest expense 29,791 26,679 Property operating expenses 12,513 11,049 Depreciation and amortization 43,387 38,198 General and administrative expenses 16,821 17,361 Transaction costs 7,714 -Loss (gain) on extinguishment of debt 18,038 (1,678) Provision for loan losses — 140 Total expenses 128,264 91,749 Income from continuing operations before income taxes and income from unconsolidated joint ventures 24,495 47,097 Income tax expense (84) (50) Income from unconsolidated joint ventures 768 — Income from continuing operations 25,179 47,047 Discontinued operations: Gain (loss) on sales of properties 6,718 17,036 Income from discontinued operations, net (203) 2,562 Discontinued operations, net 6,515 19,598 Net income 31,694 66,645 Less: Preferred stock dividends 5,509 5,524 Net income (loss) attributable to noncontrolling interests 373 2 Net income attributable to common stockholders $25,812 $61,119 Average number of common shares outstanding: Basic 123,270 108,214 Diluted 123,790 108,624 Net income attributable to common stockholders per share: Basic $0.21 $0.56 Diluted $0.21 $0.56 Common dividends per share $0.68 $0.68 7

FINANCIAL Funds From Operations Reconciliation * (amounts in thousands except per share data) Three Months Ended March 31, 2010 2009 Net income attributable to common stockholders 25,812 $ $61,119 Depreciation and amortization (1) 43,581 41,326 Loss (gain)Pon sales of properties (6,718) (17,036) Noncontrolling interests (2) (363) (87) Unconsolidated joint ventures (3) 775 — Funds from operations 63,087 85,322 Normalizing items, net (4) 29,333 2,371 Funds from operations — normalized $92,420 $87,693 Average common shares outstanding: Basic 123,270 108,214 Diluted 123,790 108,624 Per share data: Net income attributable to common stockholders Basic $0.21 $0.56 Diluted $0.21 $0.56 Funds from operations Basic $0.51 $0.79 Diluted $0.51 $0.79 Funds from operations — normalized Basic $0.75 $0.81 Diluted $0.75 $0.81 FFO Payout Ratio Dividends per share $0.68 $0.68 FFO per diluted share $0.51 $0.79 FFO payout ratio 133% 86% FFO Payout Ratio — Normalized Dividends per share $0.68 $0.68 FFO per diluted share — normalized $0.75 $0.81 FFO payout ratio — normalized 91% 84% Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Represents noncontrolling interests’ share of depreciation and amortization. (3) Represents HCN’s share of unconsolidated joint venture’s depreciation and amortization. (4) See page 13 for schedule of normalizing items. 8

Funds Available for Distribution Reconciliation * FINANCIAL (amounts in thousands except per share data) Three Months Ended March 31, 2010 2009 Net income attributable to common stockholders $25,812 $61,119 Depreciation and amortization (1) 43,581 41,326 Loss (gain)Pon sales of properties (6,718) (17,036) Noncontrolling interests (2) (340) (106) Unconsolidated joint ventures (3) 299 -Gross straight-line rental income (4,453) (5,030) Prepaid/straight-line rent receipts 1,738 7,889 Amortization related to above/(below) market leases, net (487) (356) Non-cash interest expense 2,841 2,772 Cap-ex, tenant improvements, lease commissions (3,771) (2,425) Funds available for distribution 58,502 88,153 Normalizing items, net (4) 29,333 2,371 Prepaid/straight-line rent receipts (1,738) (7,889) Funds available for distribution — normalized $86,097 $82,635 Average common shares outstanding: Basic 123,270 108,214 Diluted 123,790 108,624 Per share data: Net income attributable to common stockholders Basic $0.21 $0.56 Diluted $0.21 $0.56 Funds available for distribution Basic $0.47 $0.81 Diluted $0.47 $0.81 Funds available for distribution — normalized Basic $0.70 $0.76 Diluted $0.70 $0.76 FAD Payout Ratio Dividends per share $0.68 $0.68 FAD per diluted share $0.47 $0.81 FAD payout ratio 145% 84% FAD Payout Ratio — Normalized Dividends per share $0.68 $0.68 FAD per diluted share — normalized $0.70 $0.76 FAD payout ratio — normalized 97% 89% Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Represents noncontrolling interests’ share of depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense. (3) Represents HCN’s share of unconsolidated joint venture’s depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense. (4) See page 13 for schedule of normalizing items. 9

FINANCIAL

Adjusted EBITDA Reconciliation *

(dollars in thousands)

	Twelve Months Ended				
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Net income	**$ 314,613**	**$ 218,112**	**$ 183,478**	**$ 192,927**	**$ 157,976**
Interest expense (3)	131,750	122,927	116,406	109,772	111,746
Income tax expense	77	54	152	168	201
Depreciation and amortization (3)	164,797	165,898	165,292	164,923	167,177
Stock-based compensation (4)	11,248	10,922	10,525	9,633	10,619
Provision for loan losses	234	234	234	23,261	23,121
Loss (gain) on extinguishment of debt	(2,446)	(2,446)	24,696	25,107	44,822
Adjusted EBITDA	**$ 620,273**	**$ 515,701**	**$ 500,783**	**$ 525,791**	**$ 515,662**
Interest Coverage Ratio (1)					
Interest expense (3)	$ 131,750	$ 122,927	$ 116,406	$ 109,772	$ 111,746
Capitalized interest (5)	29,727	35,690	39,301	41,170	38,381
Non-cash interest expense	(11,214)	(11,289)	(11,410)	(11,898)	(11,967)
Total interest	**$ 150,263**	**$ 147,328**	**$ 144,297**	**$ 139,044**	**$ 138,160**
Adjusted EBITDA	$ 620,273	$ 515,701	$ 500,783	$ 525,791	$ 515,662
Adjusted interest coverage ratio	**4.13x**	**3.50x**	**3.47x**	**3.78x**	**3.73x**
Fixed Charge Coverage Ratio (2)					
Total interest (3)	$ 150,263	$ 147,328	$ 144,297	$ 139,044	$ 138,160
Secured debt principal amortization	8,232	8,592	8,810	9,292	10,464
Preferred dividends	22,579	22,311	22,101	22,079	22,064
Total fixed charges	**$ 181,074**	**$ 178,231**	**$ 175,208**	**$ 170,415**	**$ 170,688**
Adjusted EBITDA	$ 620,273	$ 515,701	$ 500,783	$ 525,791	$ 515,662
Adjusted fixed charge coverage ratio	**3.43x**	**2.89x**	**2.86x**	**3.09x**	**3.02x**
Net Debt to EBITDA Ratio					
Total debt	$ 2,589,873	$ 2,697,432	$ 2,420,487	$ 2,414,022	$ 2,828,487
Less: cash and cash equivalents	(19,180)	(79,505)	(102,353)	(35,476)	(36,558)
Net debt	**$ 2,570,693**	**$ 2,617,927**	**$ 2,318,134**	**$ 2,378,546**	**$ 2,791,929**
Adjusted EBITDA	620,273	515,701	500,783	525,791	515,662
Net debt to adjusted EBITDA ratio	**4.14x**	**5.08x**	**4.63x**	**4.52x**	**5.41x**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.

(3) Interest expense and depreciation and amortization include discontinued operations.

(4) Stock-based compensation expense was $7,552,000 for the three months ended March 31, 2010.

(5) Capitalized interest was $7,076,000 for the three and three months ended March 31, 2010.

10

Net Operating Income Reconciliation * FINANCIAL (dollars in thousands) Three Months Ended March 31, 2010 2009 Total revenues: Senior housing and care: Rental income (2): Senior housing $52,366 $47,704 Skilled nursing 40,872 41,731 Sub-total rental income 93,238 89,435 Interest income 8,575 8,723 Other income 494 792 Total senior housing and care income 102,307 98,950 Medical facilities: Rental income (2): Medical office 40,088 33,253 Hospitals 10,781 12,677 Life sciences (1) 3,725 - Sub-total rental income 54,594 45,930 Interest income 473 1,230 Other income 271 316 Total medcial facilities income 55,338 47,476 Non-segment/corporate other income 231 376 Total revenues 157,876 146,802 Property operating expenses: Senior housing and care — -Medical facilities (1,2) 14,821 11,983 Non-segment/corporate — - Total property operating expenses 14,821 11,983 Net operating income: Senior housing and care 102,307 98,950 Medical facilities 40,517 35,493 Non-segment/corporate 231 376 Net operating income $143,055 $134,819 Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Includes HCN’s share of revenues and expenses from unconsolidated joint ventures. Please see page 30 for additional information. (2) The three months ended March 31, 2010 includes the following amounts (in thousands): Rental income from discontinued operations: Senior housing $134 Skilled nursing 476 Medical office 782 Total $1,392 Non-cash rental income from continuing operations: Senior housing $1,799 Skilled nursing 758 Hospitals 325 Medical office 2,133 Life sciences (1) 331 Total $5,346 Property operating expenses from discontinued operations: Medical office $479 Hospitals 728 Total $1,207 11

FINANCIAL

Outlook Reconciliation: Year ended December 31, 2010

(amounts in thousands except per share data)

	Prior Outlook		Current Outlook	
	Low	High	Low	High
Investments:				
Acquisitions/Joint Ventures	$ 700,000	$ 800,000	$ 700,000	$1,000,000
Development	300,000	400,000	300,000	400,000
Gross new investments	1,000,000	1,200,000	1,000,000	1,400,000
Dispositions	(300,000)	(300,000)	(300,000)	(300,000)
Net new investments	700,000	900,000	700,000	1,100,000
FFO Reconciliation*				
Net income attributable to common stockholders	**$ 178,420**	**$ 197,170**	**$ 170,340**	**$ 182,840**
Loss (gain) on sales of properties	-	-	(6,718)	(6,718)
Depreciation and amortization (1)	206,500	206,500	188,000	188,000
Noncontrolling interests (2)	-	-	(1,455)	(1,455)
Unconsolidated joint ventures (3)	-	-	8,000	8,000
Funds from operations	**$ 384,920**	**$ 403,670**	**$ 358,167**	**$ 370,667**
Normalizing items, net (4)	2,580	2,580	29,333	29,333
Funds from operations - normalized	**$ 387,500**	**$ 406,250**	**$ 387,500**	**$ 400,000**
Per share data (diluted):				
Net income attributable to common stockholders	**$ 1.43**	**$ 1.58**	**$ 1.36**	**$ 1.46**
Funds from operations	**3.08**	**3.23**	**2.87**	**2.97**
Funds from operations - normalized	**3.10**	**3.25**	**3.10**	**3.20**
FAD Reconciliation*				
Net income attributable to common stockholders	**$ 178,420**	**$ 197,170**	**$ 170,340**	**$ 182,840**
Loss (gain) on sales of properties	-	-	(6,718)	(6,718)
Depreciation and amortization (1)	206,500	206,500	188,000	188,000
Gross straight-line rental income	(18,000)	(18,000)	(16,500)	(16,500)
Prepaid/straight-line rent receipts	-	-	1,738	1,738
Amortization related to above (below) market leases, net	(6,500)	(6,500)	(3,600)	(3,600)
Non-cash interest expense	13,000	13,000	13,500	13,500
Cap-ex, tenant improvements, lease commissions	(17,000)	(17,000)	(17,000)	(17,000)
Noncontrolling interests (2)	-	-	(1,365)	(1,365)
Unconsolidated joint ventures (3)	-	-	3,055	3,055
Funds available for distribution	**$ 356,420**	**$ 375,170**	**$ 331,450**	**$ 343,950**
Normalizing items, net (4)	2,580	2,580	29,333	29,333
Prepaid/straight-line rent receipts	-	-	(1,738)	(1,738)
Funds available for distribution - normalized	**$ 359,000**	**$ 377,750**	**$ 359,045**	**$ 371,545**
Per share data (diluted):				
Net income attributable to common stockholders	**$ 1.43**	**$ 1.58**	**$ 1.36**	**$ 1.46**
Funds available for distribution	**2.85**	**3.00**	**2.65**	**2.75**
Funds available for distribution - normalized	**2.87**	**3.02**	**2.87**	**2.97**

Notes:
* Please see discussion of Supplemental Reporting Measures on page 37.
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
(2) Represents noncontrolling interests' share of FFO/FAD adjustments.
(3) Represents HCN's share of FFO/FAD adjustments for unconsolidated joint ventures.
(4) See page 13 for schedule of normalizing items.

12

FINANCIAL

Normalizing Items *

(amounts in thousands except per share data)

	Three Months Ended March 31, 2010	2009
Transaction costs	$ 7,714	$ -
Non-recurring G&A expenses	2,853	3,909
Loss (gain) on extinguishment of debt	18,038	(1,678)
Provision for loan losses	-	140
Held for sale hospital operating expenses	728	-
Total	**$ 29,333**	**$ 2,371**
Average diluted shares outstanding	123,790	108,624
Net amount per diluted share	$ 0.24	$ 0.02

Revenue and Lease Maturity

(amounts in thousands except per share data)

	Rental Income (1)							
Year	Senior Housing	Skilled Nursing	Hospitals	Medical Office	Total Rental Income	Interest Income (2)	Total Revenues	% of Total
2010	$ 386	$ 1,246	$ -	$ 4,732	$ 6,364	$ 1,399	$ 7,763	1.3%
2011	988	-	-	9,325	10,313	12,329	22,642	3.9%
2012	5,501	6,887	-	11,140	23,528	433	23,961	4.1%
2013	8,447	-	-	8,899	17,346	13,738	31,084	5.3%
2014	2,859	6,286	-	10,096	19,241	491	19,732	3.4%
2015	-	1,934	-	9,681	11,615	1,040	12,655	2.2%
2016	-	6,374	-	11,866	18,240	359	18,599	3.2%
2017	15,078	3,632	2,350	6,588	27,648	2,825	30,473	5.2%
2018	37,483	16,705	-	2,492	56,680	1,507	58,187	9.9%
2019	18,636	17,851	-	9,484	45,971	592	46,563	8.0%
Thereafter	121,310	106,518	40,581	43,808	312,217	1,577	313,794	53.5%
	$ 210,688	**$ 167,433**	**$ 42,931**	**$ 128,111**	**$ 549,163**	**$ 36,290**	**$ 585,453**	**100.0%**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

13

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit (1)	Senior Notes (2,4)	Secured Debt (2,5)	Consolidated Debt	% of Total	Joint Ventures (7)	Combined Debt	% of Total
2010	$ -	$ -	$ 12,671	$ 12,671	0.4%	$ 2,403	$ 15,074	0.5%
2011	425,000	-	17,526	442,526	15.5%	24,995	467,521	15.6%
2012	-	76,853	24,010	100,863	3.5%	23,790	124,653	4.2%
2013	-	300,000	73,147	373,147	13.1%	27,015	400,162	13.4%
2014	-	-	133,991	133,991	4.7%	23,000	156,991	5.2%
2015	-	250,000	75,900	325,900	11.4%	832	326,732	10.9%
2016	-	300,000	166,425	466,425	16.3%	39,967	506,392	16.9%
Thereafter	-	775,276	222,139	997,415	35.1%	-	997,415	33.3%
Totals	**$ 425,000**	**$1,702,129**	**$ 725,809**	**$2,852,938**	**100.0%**	**$ 142,002**	**$2,994,940**	**100.0%**
Weighted Avg Interest Rate (3)	**0.9%**	**5.2%**	**6.1%**	**4.8%**		**7.2%**	**4.9%**	
Weighted Avg Maturity (4)	**1.3**	**10.9**	**7.6**	**8.6**		**4.0**	**8.4**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 1,702,129	59.7%	$ 1,702,129	56.8%
Secured debt (6)	693,807	24.3%	835,809	27.9%
Total fixed	**$ 2,395,936**	**84.0%**	**$ 2,537,938**	**84.7%**
Floating Rate Debt				
Line of credit	$ 425,000	14.9%	$ 425,000	14.2%
Secured debt (6)	32,002	1.1%	32,002	1.1%
Total floating	**$ 457,002**	**16.0%**	**$ 457,002**	**15.3%**
Total debt	**$ 2,852,938**	**100.0%**	**$ 2,994,940**	**100.0%**

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $0.7 billion at March 31, 2010. Line of credit currently matures on August 5, 2011 but can be extended for one year at our discretion.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) Line of credit interest rate represents 1-month LIBOR + 60 bps at March 31, 2010. Senior notes and secured debt average interest rate represents the face value note rate.

(4) $211 million of convertible senior notes are puttable on December 1, 2011, $222 million of convertible senior notes are puttable on July 15, 2012 and $342 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 4.0 years and 4.5 years for senior notes and consolidated debt, respectively, using the puttable dates.

(5) $6,175,000 of secured debt that matures in 2013 relates to assets-held-for sale. Weighted-average maturities would be unchanged if one used a 3/31/10 extinguishment date.

(6) $99,454,000 of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at March 31, 2010. If one treated this as floating rate debt, consolidated debt would be 80.5% fixed and 19.5% floating.

(7) Represents HCN's share of secured debt at unconsolidated joint ventures.

14

Current Capitalization FINANCIAL (amounts in thousands except per share data) Consolidated % of Total Book Capitalization Line of credit $425,000 6.4% Long-term debt obligations 2,403,487 36.5% Debt to consolidated book capitalization (1) 2,828,487 42.9% Total equity 3,759,916 57.1% Consolidated book capitalization $6,588,403 100.0% HCN share of unconsolidated joint venture debt 142,002 Total book capitalization $6,730,405 Undepreciated Book Capitalization Line of credit $425,000 5.8% Long-term debt obligations 2,403,487 32.9% Debt to consolidated undepreciated book capitalization 2,828,487 38.7% Accumulated depreciation and amortization 718,671 9.8% Total equity 3,759,916 51.5% Consolidated undepreciated book capitalization $7,307,074 100.0% HCN share of unconsolidated joint venture debt 142,002 Total undepreciated book capitalization $7,449,076 Enterprise Value Line of credit $425,000 4.9% Long-term debt obligations 2,403,487 27.5% Debt to consolidated enterprise value 2,828,487 32.4% Common shares outstanding 123,983 Period end share price $45.23 Common equity market capitalization 5,607,751 64.2% Noncontrolling interests 9,682 0.1% Preferred stock 287,974 3.3% Consolidated enterprise value $8,733,894 100.0% HCN share of unconsolidated joint venture debt 142,002 Total enterprise value $8,875,896 Secured Debt as % of Total Assets (2) Secured debt $725,969 10.7% Total assets $6,774,378 Total Debt as % of Total Assets (3) Total debt $2,828,487 41.8% Total assets $6,774,378 Unencumbered Assets as % of Unsecured Debt (4) Unencumbered assets $6,028,242 286.7% Unsecured debt $2,102,518 Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%. If one includes the company’s share of unconsolidated joint venture debt, the ratio would be 12.9%. (3) A comparable covenant in our senior unsecured notes is a maximum of 60%. If one includes the company’s share of unconsolidated joint venture debt, the ratio would be 43.9%. (4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%. 15

INVESTMENT Gross Investment Activity 17 First Quarter 2010 Beds / Units / Square Amount Investment Per Bed / Initial Properties Feet ($000) Unit / Square Foot Cash Yield Real Property Acquisitions Medical office buildings 17 1,147,959 sf 190,000 $166 9.1% Total acquisitions 17 $190,000 9.1% Construction in Progress Development projects: CCRC — entrance fee 1 288 units 6,744 $ Combination — entrance fee 1 144 units 5,447 Combination - rental 5 523 units 9,818 Freestanding dementia care 2 109 units 3,871 Hospitals 3 212 beds 35,928 Medical office buildings 4 386,172 sf 18,669 Total development projects 16 80,477 Expansion projects: CCRC — entrance fee 3 20 units 485 Combination — entrance fee 4 27 units 1,080 Total expansion projects 7 1,565 Total construction in progress 23 82,042 Investments in unconsolidated joint ventures 6 298,791 7.6% Capital improvements to existing properties 2,728 9.3% Loan advances 11,151 8.7% Gross investments $584,712 16

INVESTMENT This page left intentionally blank 17

INVESTMENT

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Initial Cash Yield	Loan Advances	Initial Cash Yield	Construction Conversions	Initial Cash Yield	Dispositions	Yield on Sale
January	$ -	0.0%	$ 3,337	9.6%	$ 918	6.0%	$ 25,097	9.5%
February	488,791	8.2%	3,049	8.0%	25,858	8.3%	-	0.0%
March	-	0.0%	4,765	8.6%	137,249	7.0%	7,843	3.6%
Total	**$ 488,791**	**8.2%**	**$ 11,151**	**8.7%**	**$ 164,025**	**7.2%**	**$ 32,940**	**8.3%**

Disposition Activity

(dollars in thousands)

	First Quarter 2010 Amount	% of Total
Dispositions by Investment Type		
Real property	$ 31,341	95.1%
Real estate loans receivable	1,599	4.9%
Total	**$ 32,940**	**100.0%**
Dispositions by Property Type		
Combination - rental	11,811	35.8%
Freestanding skilled nursing	14,885	45.2%
Medical office building	6,244	19.0%
Total	**$ 32,940**	**100.0%**

Discontinued Operations

(dollars in thousands)

	First Quarter 2010	2009
Revenues		
Rental income	$ 1,392	$ 7,956
Expenses		
Interest expense	194	1,332
Property operating expenses	1,207	934
Depreciation and amortization	194	3,128
Income / (loss) from discontinued operations, net	**$ (203)**	**$ 2,562**

18

PORTFOLIO

Portfolio Composition

(dollars in thousands)

	Properties	Investment Balance	% of Total	Committed Balance	% of Total
Investment Concentration - By Predominant Service Type					
Senior housing facilities	229	$ 2,546,029	38.1%	$ 2,558,415	37.3%
Skilled nursing facilities	207	1,457,083	21.9%	1,457,083	21.2%
Hospitals	29	673,271	10.1%	790,110	11.5%
Medical office buldings	137	1,663,877	25.0%	1,728,528	25.2%
Life science buildings (1)	6	325,925	4.9%	325,925	4.8%
Total	**608**	**$ 6,666,185**	**100.0%**	**$ 6,860,061**	**100.0%**
Investment Concentration - Senior Housing & Care and Medical Facilities					
Senior housing & care portfolio					
CCRC - entrance fee	6	$ 379,482	5.7%	$ 384,267	5.6%
CCRC - rental	8	147,885	2.2%	147,885	2.2%
Combination - entrance fee	8	379,278	5.7%	380,717	5.5%
Combination - rental	95	933,020	14.0%	935,748	13.6%
Dementia care	31	164,139	2.5%	167,573	2.4%
Freestanding senior housing	76	339,033	5.1%	339,033	4.9%
Land	5	16,510	0.2%	16,510	0.2%
Other loans	-	186,682	2.7%	186,682	2.9%
Subtotal senior housing	**229**	**2,546,029**	**38.1%**	**2,558,415**	**37.3%**
Combination skilled nursing	32	259,613	3.9%	259,613	3.8%
Freestanding skilled nursing	175	1,062,032	15.9%	1,062,032	15.5%
Other loans	-	135,438	2.1%	135,438	1.9%
Subtotal skilled nursing	**207**	**1,457,083**	**21.9%**	**1,457,083**	**21.2%**
Senior housing & care total	**436**	**4,003,112**	**60.0%**	**4,015,498**	**58.5%**
Medical facilities portfolio					
Long-term acute care	15	202,693	3.0%	202,693	3.0%
Acute care	7	315,697	4.7%	432,536	6.3%
Inpatient rehab	5	132,965	2.0%	132,965	1.9%
Land	2	11,120	0.2%	11,120	0.2%
Other loans	-	10,796	0.2%	10,796	0.1%
Subtotal hospitals	**29**	**673,271**	**10.1%**	**790,110**	**11.5%**
Medical office buildings	137	1,663,877	25.0%	1,728,528	25.2%
Life science buildings (1)	6	325,925	4.9%	325,925	4.8%
Medical facilities total	**172**	**2,663,073**	**40.0%**	**2,844,563**	**41.5%**
Total portfolio	**608**	**$ 6,666,185**	**100.0%**	**$ 6,860,061**	**100.0%**

	Bed / Unit / Square Foot		Committed Balance ($000)	Per Bed / Unit / Square Foot
Investment Metrics				
Senior housing	18,199	units	$ 2,558,415	$ 140,580
Skilled nursing	27,923	beds	1,457,083	52,182
Hospital	1,716	beds	790,110	460,437
Medical office	7,028,449	sf	1,728,528	246
Life science (1)			325,925	
Total			**$ 6,860,061**	

Notes:
(1) See Life Science disclosure on page 30.

19

PORTFOLIO

Portfolio Concentration

(dollars in thousands)

By Customer	Total Properties	Investment Balance (1)	% of Balances
Senior Living Communities, LLC	11	$ 531,942	8.0%
Aurora Health Care, Inc.	18	312,839	4.7%
Brookdale Senior Living, Inc.	86	308,396	4.6%
Signature Healthcare LLC	32	267,390	4.0%
Emeritus Corporation	21	239,739	3.6%
Life Care Centers of America, Inc.	18	203,033	3.0%
Stratford Companies	2	163,459	2.5%
Merrill Gardens LLC	13	162,783	2.4%
One Lantern Senior Living LLC	9	159,914	2.4%
Gulf Coast Health Care	25	151,101	2.3%
Remaining portfolio	373	4,165,589	62.5%
Total	**608**	**$6,666,185**	**100.0%**

Balances By State	Senior Housing	Skilled Nursing	Hospital	Medical Office	Life Science (1)	Total Properties	Investment Balance	% of Total
Florida	$ 288,852	$ 221,629	$ -	$ 254,618	$ -	80	$ 765,099	11.5%
Massachusetts	193,364	191,728	11,120	-	325,925	38	722,137	10.8%
Texas	119,055	179,975	173,886	195,519	-	71	668,435	10.0%
California	229,569	-	191,794	170,181	-	31	591,544	8.9%
Wisconsin	117,490	-	23,630	312,839	-	30	453,959	6.8%
Ohio	147,480	174,897	33,829	6,924	-	31	363,130	5.4%
Tennessee	36,899	200,353	-	62,355	-	30	299,607	4.5%
South Carolina	241,567	-	-	16,450	-	9	258,017	3.9%
North Carolina	201,975	-	-	23,919	-	53	225,894	3.4%
Nevada	81,398	-	-	109,053	-	14	190,451	2.9%
Remaining portfolio	888,380	488,501	239,012	512,019	-	221	2,127,912	31.9%
Total	**$2,546,029**	**$1,457,083**	**$ 673,271**	**$1,663,877**	**$325,925**	**608**	**$6,666,185**	**100.0%**

Revenues By State	Senior Housing	Skilled Nursing	Hospital	Medical Office	Life Science (1)	Total Properties	Total Revenues (2)	% of Total
Texas	$ 3,085	$ 4,917	$ 4,266	$ 5,488	$ -	71	$ 17,756	11.3%
Florida	4,111	6,999	-	6,323	-	80	17,433	11.1%
Massachusetts	2,919	6,024	-	-	3,725	38	12,668	8.1%
California	6,578	51	1,845	3,827	-	31	12,301	7.8%
Tennessee	818	6,551	152	1,910	-	30	9,431	6.0%
Wisconsin	2,716	-	667	4,828	-	30	8,211	5.2%
Ohio	1,297	5,067	828	214	-	31	7,406	4.7%
North Carolina	6,474	-	-	481	-	53	6,955	4.4%
New York	2,889	-	-	1,752	-	11	4,641	3.0%
Nevada	2,292	-	-	2,273	-	14	4,565	2.9%
Remaining portfolio	24,045	14,980	3,308	13,180	-	219	55,513	35.5%
Total	**$ 57,224**	**$ 44,589**	**$ 11,066**	**$ 40,276**	**$ 3,725**	**608**	**$ 156,880**	**100.0%**

Notes:
(1) Includes HCN's share of unconsolidated joint ventures.
(2) Revenues represent rent and interest income including rent from discontinued operations for the three months ended March 31, 2010. Revenues exclude other income totaling $996,000 for the three months ended March 31, 2010.

20

PORTFOLIO Top Ten Customer Descriptions Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 11 campuses in four states. As of March 31, 2010, the HCN portfolio consisted of 11 properties in four states with an investment balance of $531.9 million. Aurora Health Care, Inc., located in Milwaukee, WI, is a private operator of over 230 hospitals, pharmacies and clinics in eastern Wisconsin. As of March 31, 2010, the HCN portfolio consisted of 18 properties with an investment balance of $312.8 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 565 facilities in 35 states with the ability to serve over 53,600 residents. As of March 31, 2010, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $308.4 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 64 skilled nursing facilities with 7,674 beds. As of March 31, 2010, the HCN portfolio consisted of 32 properties in four states with an investment balance of $267.4 million. Emeritus Corporation (NYSE:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 308 communities representing capacity for approximately 30,000 residents in 36 states. As of March 31, 2010, the HCN portfolio consisted of 21 properties in 16 states with an investment balance of $239.7 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 330 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of March 31, 2010, the HCN portfolio consisted of 18 properties in 11 states with an investment balance of $203.0 million. The Stratford Companies, Inc., located in Indianapolis, IN, is a private operator of continuing care retirement communities. The company operates three properties with more than 760 units in three states. As of March 31, 2010, the HCN portfolio consisted of two properties in two states with an investment balance of $163.5 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 56 IL/AL facilities with over 6,455 units in ten states. As of March 31, 2010, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $162.8 million. One Lantern Senior Living, LLC, a fully owned subsidiary of Lazard Real Estate Partners, LP, located in New York, NY, is a privately held corporation organized under the laws of New York. The company owns, operates and manages more than 29 assisted living and skilled nursing facilities with 3,336 units in six states. As of March 31, 2010, the HCN portfolio consisted of nine properties in three states with an investment balance of $159.9 million. Gulf Coast Health Care, located in Pensacola, FL, is a private operator of skilled nursing facilities. The company operates 43 skilled nursing facilities with 5,480 beds/units located in Florida, Alabama, and Mississippi. As of March 31, 2010, the HCN portfolio consisted of 25 properties in three states with an investment balance of $151.1 million. 21

PORTFOLIO Metropolitan Statistical Area Concentration (1) 19 (dollars in thousands) Top 31 Top 75 Top 100 Senior housing $809,036 $1,302,584 $1,536,529% of senior housing 31.8% 51.2% 60.4% Skilled nursing 435,021 777,064 848,298% of skilled nursing 29.9% 53.3% 58.2% Hospital 308,570 562,188 598,912% of hospital 45.8% 83.5% 89.0% Medical office 1,032,775 1,440,026 1,440,026% of medical office 62.1% 86.5% 86.5% Life science (2) 325,925 325,925 325,925% of life science 100.0% 100.0% 100.0% Total portfolio $2,911,327 $4,407,787 $4,749,690% of total portfolio 43.7% 66.1% 71.3% Region Concentration (dollars in thousands) Total Investment % of Properties Balance (2) Total By Region (3) South Atlantic 177 1,545,968 $23.2% East North Central 88 1,172,814 17.6% West South Central 103 789,839 11.8% New England 50 783,766 11.8% Pacific 40 728,817 10.9% East South Central 66 517,201 7.8% Mountain 41 508,034 7.6% Middle Atlantic 31 372,865 5.6% West North Central 12 246,881 3.7% Total 608 $6,666,185 100.0% Notes: (1) Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service. (2) Includes HCN’s share of unconsolidated joint ventures. (3) Region definitions are derived from census bureau definitions and are itemized in the glossary. 14 22

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (2)	TTM CAMF (2)	Facility Revenue Mix: Private Pay	Medicaid	Medicare
Stable Portfolio (1)							
Senior housing (3)	10	89.4%	1.49x	1.28x	87.7%	9.4%	2.9%
Skilled nursing	23	84.2%	2.29x	1.68x	18.9%	51.8%	29.3%
Hospital	12	59.8%	2.39x	2.07x	31.4%	3.4%	65.2%
Medical office	12	92.6%	n/a	n/a	100.0%	0.0%	0.0%
Total	**13**		**1.99x**	**1.57x**			

Notes:
(1) Data as of March 31, 2010 for medical office and December 31, 2009 for remaining asset types.
(2) Represents trailing twelve month coverage metrics.
(3) Excludes entrance fee portfolio.

Entrance Fee Portfolio

	Properties	Average Age	Investment Balance (millions)	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Portfolio							
Open Properties	13	5	$652.3	1,450	46%	939	79%

Same Store Revenue Growth

(dollars in thousands)

	Properties (1)	1Q09 Same Store Revenue*	1Q10 Same Store Revenue*	% Change
Same Store Portfolio				
Senior housing (2)	196	$ 42,688	$ 41,023	-3.9%
Skilled nursing (2)	204	38,415	38,590	0.5%
Hospitals	21	9,866	9,975	1.1%
Total (2)	**421**	**$ 90,969**	**$ 89,588**	**-1.5%**

* Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.
(2) 1Q10 senior housing revenue impacted by rent deferrals related to certain entrance fee communities versus 1Q09. 1Q10 skilled nursing revenue impacted by the transition of one portfolio to a new operator and the restructuring of an existing master lease portfolio at reduced yields. Excluding the impact of these operators, 1Q10 same store revenues increased 2.4% for senior housing, 1.6% for skilled nursing and 1.9% in total.

23

PORTFOLIO This page left intentionally blank 24

PORTFOLIO

Same Store (150 properties)
Stable

Portfolio Performance - Senior housing
(excludes entrance fee portfolio)

Trailing Twelve Month Payment Coverage Before Management Fees


1.70
1.60
1.50
1.40
1.30
1.50x
1.49x
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

basis points	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	(1)	(2)
Stable	(2)	(2)

Occupancy


95%
90%
85%
80%
75%
89.4%
89.2%
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

basis points	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	(50)	30
Stable	(30)	20

Revenue per Occupied Unit


$4,300
$4,100
$3,900
$3,700
$3,500
$4,163
$4,145
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

(% chg)	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	2.5%	0.0%
Stable	3.4%	0.3%

Expense per Occupied Unit


$3,000
$2,750
$2,500
$2,250
$2,000
$2,758
$2,750
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

(% chg)	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	5.4%	0.9%
Stable	6.0%	1.1%

25

PORTFOLIO

Portfolio Performance - Skilled Nursing

Same Store (198 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


2.4
2.3
2.2
2.1
2.0
2.33x
2.29x
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

basis points	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	5	1
Stable	2	-

Occupancy


90%
85%
80%
75%
70%
84.2%
83.8%
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

basis points	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	30	40
Stable	70	40

Revenue per Occupied Bed


$7,100
$6,900
$6,700
$6,500
$6,300
$6,931
$6,904
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

(% chg)	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	4.8%	1.1%
Stable	5.2%	1.2%

Expense per Occupied Bed


$6,000
$5,500
$5,000
$4,500
$4,000
$5,645
$5,584
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

(% chg)	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	5.4%	0.9%
Stable	6.6%	0.9%

26

PORTFOLIO

Portfolio Performance - Hospitals*

Same Store (11 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


2.8
2.6
2.4
2.2
2.0
2.62x
2.39x
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

basis points	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	31	4
Stable	8	(5)

Occupancy


65%
60%
55%
50%
45%
60.2%
59.8%
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09

basis points	4Q09 / 4Q08	4Q09 / 3Q09
Same Store	690	(170)
Stable	650	(80)

*Due to recent portfolio activity, the same store criteria for the hospital portfolio has been reduced to 18 months to capture a larger number of facilities in the above charts. Per occupied unit metrics not applicable for hospitals.

27

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
On Campus	54	3,553,715	$ 931,761	$ 22,147	$ 6,553	$ 15,594	12	94.1%
Off Campus-Affiliated	32	1,611,412	325,325	8,482	3,024	5,458	11	93.0%
Off Campus	39	1,289,761	351,787	8,927	2,936	5,991	14	88.0%
Subtotal	**125**	**6,454,888**	**1,608,873**	**39,556**	**12,513**	**27,043**	**12**	**92.6%**
Held-for-sale	5	154,175	8,794	782	479	303		
Development	3	324,859	26,515					
Loans	2	94,527	10,767	188	-	188		
Land	2		8,928					
Total	**137**	**7,028,449**	**$ 1,663,877**	**$ 40,526**	**$ 12,992**	**$ 27,534**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

Total MOB Performance	1Q09	2Q09	3Q09	4Q09	1Q10
Properties*	102	102	105	107	125
Square feet*	4,522,164	4,522,164	5,099,505	5,247,016	6,454,888
Investment balance*	$ 1,206,893	$ 1,197,143	$ 1,343,854	$ 1,389,082	$ 1,608,873
Occupancy*	90.4%	90.8%	91.2%	91.3%	92.6%
Total revenue*	$ 32,064	$ 31,541	$ 34,021	$ 35,365	$ 39,556
Operating expenses*	$ 11,048	$ 11,239	$ 12,153	$ 11,454	$ 12,513
NOI from continuing operations*	$ 21,016	$ 20,302	$ 21,868	$ 23,911	$ 27,043
NOI from discontinued operations	$ 468	$ 481	$ 415	$ 360	$ 303
Total cap-ex / TI / LC	$ 2,425	$ 2,733	$ 3,637	$ 5,025	$ 3,771
Expired (square feet)*	167,813	129,024	121,312	241,266	171,825
Retained (square feet)*	120,612	107,647	74,882	208,792	160,306
Retention rate*	71.9%	83.4%	61.7%	86.5%	93.3%

Same Store Performance*	1Q09	2Q09	3Q09	4Q09	1Q10
Properties	102	102	102	102	102
Square feet	4,522,164	4,522,164	4,522,164	4,522,164	4,522,164
Investment balance	$ 1,206,698	$ 1,197,255	$ 1,187,890	$ 1,181,293	$ 1,173,272
Occupancy	90.4%	90.8%	91.0%	91.5%	91.2%
Total revenue	$ 32,064	$ 31,541	$ 32,696	$ 31,750	$ 31,642
Operating expenses	$ 11,048	$ 11,239	$ 12,120	$ 10,919	$ 11,745
NOI	$ 21,016	$ 20,302	$ 20,576	$ 20,831	$ 19,897

Remaining Lease Expirations*	2010	2011	2012	2013	2014
Square feet	244,109	429,741	551,072	408,800	473,218
% of total portfolio	3.8%	6.7%	8.5%	6.3%	7.3%

* Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, terminations and discontinued operations.

28

PORTFOLIO

Portfolio Concentration - Medical Office Buildings

	Square Feet	% of Total
By Tenant*		
Aurora Health Care, Inc.	1,441,588	22.3%
Tenet Health Systems	279,304	4.3%
Baptist Health System, Inc	161,933	2.5%
United HealthCare Services, Inc	160,855	2.5%
Community Health Systems	157,637	2.4%
Remaining Portfolio	4,253,571	66.0%
Total	**6,454,888**	**100.0%**

*Excludes development, mortgages and held-for-sale properties.

	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
By Region*					
East North Central	21	1,571,982	22.4%	$ 344,611	$ 219
South Atlantic	47	1,543,405	22.0%	392,645	254
West South Central	17	899,973	12.8%	207,240	230
Middle Atlantic	13	781,505	11.1%	184,440	236
Pacific	11	750,293	10.7%	231,940	309
Mountain	15	700,583	10.0%	203,199	290
East South Central	11	610,335	8.7%	112,802	185
West North Central	2	170,373	2.3%	51,651	303
Total	**137**	**7,028,449**	**100.0%**	**$ 1,728,528**	**$ 246**

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

	Properties	Square Feet	% of Total	Committed Balance ($000s)	Committed Balance per Square Foot
By State					
Wisconsin	18	1,441,588	20.5%	$ 312,839	$ 217
Florida	27	969,999	13.8%	270,699	279
Texas	16	855,170	12.2%	195,519	229
California	10	687,129	9.8%	204,589	298
New Jersey	5	406,985	5.8%	106,035	261
Arizona	5	339,205	4.8%	87,343	257
Nevada	9	324,992	4.6%	109,053	336
Georgia	8	313,152	4.5%	70,553	225
Alabama	5	303,907	4.3%	40,583	134
New York	7	276,388	3.9%	57,722	209
Remaining portfolio	27	1,109,934	15.8%	273,593	246
Total	**137**	**7,028,449**	**100.0%**	**$ 1,728,528**	**$ 246**

29

Portfolio Composition — Life Science Buildings PORTFOLIO (dollars in thousands; dollar amounts represent HCN’s 49% ownership interest) 1Q10A 2Q10A 3Q10A 4Q10A 1Q11A Total Life Science Performance Properties 6 Average age (years) 10 Square feet 1,062,067 Investment balance $325,925 Occupancy 100.0% Total revenues (1) $3,725 Operating expenses $1,101 NOI $2,624 Depreciation and amortization $775 Interest expense $923 Asset management fee $158 Net income (loss) $768 Total cap-ex / TI / LC $ — Weighted Blended Average Amount Interest Rate Maturity Secured Debt (2) Principal balance $142,002 7.2% 0 4. Square Feet % of Total By Tenant Millennium (Takeda) 623,546 58.7% Alkermes 145,275 13.7% Brigham & Women’s Hospital 122,410 11.5% Ariad Pharmaceuticals 100,361 9.4% Novartis 70,475 6.7% Total (3) 1,062,067 100.0% Notes: (1) Include amortization of below market rents and straight-line rent of $331,000 for the three months ended March 31, 2010. (2) Non-recourse debt to HCN, secured by the joint ventures’ assets. (3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture. 30

PORTFOLIO

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/09	2010 YTD Funding	2010 YTD Conversions	CIP Balance at 3/31/10
Development Properties						
CCRC - entrance fee	1	288	$ 99,749	$ 6,744	$ -	$ 106,493
Combination - entrance fee	1	144	49,543	5,447	(54,990)	-
Combination - rental	5	523	79,009	9,818	(82,655)	6,172
Freestanding dementia care	2	109	8,225	3,871	(11,430)	666
Hospital	3	212	189,416	35,928	-	225,344
Medical office	4	386,172	21,498	18,669	(13,652)	26,515
Sub-total	**16**		**$ 447,440**	**$ 80,477**	**$ (162,727)**	**$ 365,190**
Expansion Projects						
CCRC - entrance fee	3	20	$ 3,355	$ 485	$ (171)	$ 3,669
Combination - entrance fee	4	27	6,037	1,080	(1,127)	5,990
Sub-total	**7**		**9,392**	**1,565**	**(1,298)**	**9,659**
Total	**23**		**$ 456,832**	**$ 82,042**	**$ (164,025)**	**$ 374,849**

Development Funding Projections *

(dollars in thousands)

	Projects	Beds / Units / Square Feet	Initial Yield	Projected Future Funding: 2010 Funding	2011 Funding	Funding Thereafter	Unfunded Commitments	Committed Balances
Development Properties								
CCRC - entrance fee	1	288	TBD	$ 4,883	$ -	$ -	$ 4,883	$111,376
Combination - rental	1	74	10.0%	2,728	-	-	2,728	8,900
Freestanding dementia care	1	25	9.3%	3,434	-	-	3,434	4,100
Hospital	3	212	9.3%	94,457	22,382	-	116,839	342,183
Medical office	3	324,859	8.9%	48,357	16,294	-	64,651	91,166
Total	**9**			**$153,859**	**$ 38,676**	**$ -**	**$ 192,535**	**$557,725**

Development Project Conversion Estimates*

(dollars in thousands)

Quarterly Conversions

	Amount	Projected Initial Cash Yields (1)
1Q10 actual	$ 162,727	7.2%
2Q10 estimate (2)	228,732	9.2%
3Q10 estimate	36,165	9.3%
4Q10 estimate	23,227	10.1%
1Q11 estimate	4,100	9.3%
2Q11 estimate	265,500	8.9%
3Q11 estimate	-	0.0%
4Q11 estimate	-	0.0%
Total	**$ 720,451**	

Annual Conversions

	Amount	Projected Initial Cash Yields (1)
2010 estimate (2)	$ 450,851	8.3%
2011 estimate	269,600	8.9%
2012 estimate	-	0.0%
2013 estimate	-	0.0%
2014+ estimate	-	0.0%
Total	**$ 720,451**	

Notes:
* Excludes expansion projects
(1) Actual initial yields may be higher if the underlying market rates increase.
(2) Yield projections exclude a $111,376,000 CCRC project where the yield is yet to be determined.

31

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	12/31/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	3/31/10 Properties
CCRC - entrance fee	5	(2)	0	0	3
CCRC - rental	2	0	0	0	2
Combination - entrance fee	7	(1)	1	0	7
Combination - rental	17	(2)	3	0	18
Freestanding assisted living	1	0	0	0	1
Freestanding dementia care	4	(1)	1	0	4
Freestanding skilled nursing	2	0	0	0	2
Long term acute care hospital	4	(1)	0	0	3
Acute care hospital	0	0	0	0	0
Total	**42**	**(7)**	**5**	**0**	**40**

Property Type	3/31/10 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	3	642	$ 208,083	3.1%
CCRC - rental	2	727	85,551	1.3%
Combination - entrance fee	7	1,162	325,446	4.9%
Combination - rental	18	2,360	424,048	6.4%
Freestanding assisted living	1	56	7,074	0.1%
Freestanding dementia care	4	229	36,452	0.5%
Freestanding skilled nursing	2	240	32,867	0.4%
Long term acute care hospital	3	152	43,452	0.7%
Total	**40**	**5,568**	**$ 1,162,973**	**17.4%**

Occupancy	12/31/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	3/31/10 Properties
0 - 50%	27	(1)	5	0	(1)	30
50% - 70%	6	0	0	0	0	6
70% +	9	(6)	0	0	1	4
Total	**42**	**(7)**	**5**	**0**	**0**	**40**

Occupancy	3/31/10 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	30	13	$ 71,058	12.1%	$ 885,597	13.3%
50% - 70%	6	26	13,250	2.3%	132,639	2.0%
70% +	4	40	12,001	2.0%	144,737	2.2%
Total	**40**	**18**	**$ 96,309**	**16.5%**	**$ 1,162,973**	**17.4%**

Notes:
(1) Includes annualized revenues as presented on page 13.

32

PORTFOLIO

Portfolio Trends

Customer Concentration Trend (1)


45%
35%
25%
15%
37.5%
24.9%
Top 10
Top 5
12/31/2007
12/31/2008
12/31/2009
3/31/2010

Property Type Trend (2)


50%
40%
30%
20%
10%
0%
37.3%
25.2%
21.2%
11.5%
4.8%
SNH
MOB
SNF
HOS
LSB
12/31/2007
12/31/2008
12/31/2009
3/31/2010

Payor Mix Trend (3)


70%
60%
50%
40%
30%
20%
10%
68.9%
16.5%
14.6%
Private
Medicaid
Medicare
12/31/2006
12/31/2007
12/31/2008
12/31/2009

Notes:

(1) Customer concentration trend based on investment balances for the dates presented.
(2) Property type trend based on committed investment balances for the dates presented.
(3) Payor mix is weighted by investment balance including stable and unstabilized properties but excluding entrance fee portfolio and properties under construction.

33

GLOSSARY Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: C overage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: C ontinuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: C ertain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for hospitals which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: E arnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: R epresents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provi ded solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information. 34

Freestanding: A property that offers one level of service. GLOSSARY Hospitals: H ospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to28meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet. Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. 32 Medical Office: M edical office buildings are office and clinic facilities, often located near hospitals or on GLOSSARY hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: M edical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; o r 4) the property includes an ambulatory surgery center with a hospital partnership interest. 35

GLOSSARY On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure. Region Definitions: E ight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: T he ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: S quare feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: R epresents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: F or the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Senior Housing: Includes freestanding independent living, assisted living or dementia care properties as well as combination properties with multiple service levels on one campus. May also include CCRCs or properties that require an entrance fee. Skilled Nursing: S killed nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: A property is considered stable (versus unstabilized or under development) when it has achieved payment coverage after management fees (CAMF) of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds. 36

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. SUPPLEMENTAL generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating REPORTING performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed on page 13. FAD 35 represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant MEASURES improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed on page 13. The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. 37

HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com